Exhibit 10.1

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Tenure Detail

	Tenure Number ID	516049	View Tenure
	Tenure Type	Mineral (M)
	Tenure Sub Type	Claim (C)
	Title Type	Mineral Cell Title Submission (MCX)
Mining Division
	Good To Date	2007/MAR/31
	Issue Date	2005/JUL/05
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name
Old Tenure Code
	Area in Hectares	942.445

Map Numbers:
082E

Owners:
	147186	PAUL DOUGLAS BROCK 100.0%

	Tenure Events:	Submitter	Event	Effective Date
	147186	PAUL DOUGLAS BROCK	CONV Claim Conversion (4039273)	2005/JUL/05
	147186	PAUL DOUGLAS BROCK	CIL Payment Instead of Work (4076841)	2006/MAR/30
	147186	PAUL DOUGLAS BROCK	CIL Payment Instead of Work (4089516)	2006/JUN/23